Exhibit No. 2.1

    Form of Merger Agreement among Spectrum Information Technologies, Inc.,
             Minutemeals.com, Inc., Joseph Langhan and Donald Moore

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                                MERGER AGREEMENT

     This Merger Agreement dated as of ____________, 1999 (this "Agreement") by and among Spectrum Information Technologies, Inc. doing business as Siti-Sites. com, a Delaware corporation ("SITI"), SITI-II, Inc., a Delaware corporation and a wholly-owned subsidiary of SITI (0SITI-II"), Minutemeals.com, Inc., a Delaware corporation ("MM"), and Joseph Langhan and Donald Moore (each an "Individual" and, collectively, the "Individuals").

     WHEREAS, SITI, MM, and the Individuals have entered into the Investment and Business Development Agreement dated as of March 19, 1999 (the "Investment Agreement"), pursuant to which SITI has the right to effectuate the merger of SITI-II with and into MM upon the terms and conditions set forth herein;

     WHEREAS, in connection with the Investment Agreement, SITI, the Individuals and Sills, Cummis, Radin, Tischman, Epstein & Gross, P.A., as escrow agent (the "Escrow Agent"), have entered into the Escrow Agreement dated March 19, 1999 (the "Escrow Agreement"), pursuant to which the Escrow Agent was holding and in the future will hold certain items in escrow to be released in accordance with the terms thereof, of the Investment Agreement and of this Agreement;

     WHEREAS, SITI has exercised its option to effectuate such merger under the Investment Agreement; and

     WHEREAS, the Boards of Directors and shareholders of SITI, SITI-II and MM deem such merger to be advisable and in the best interests of their respective corporations, and such Boards of Directors and shareholders have approved such merger upon the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereby agree as follows:



1. The parties shall cause SITI-II to be merged (the "Merger") with and into MM by duly filing a certificate of merger in the form attached hereto as Exhibit A (the "Certificate of Merger") with the Secretary of State of the State of Delaware. The Merger shall be effected upon the terms set forth in this Agreement and shall be effective upon the filing of the Certificate of Merger. MM shall be the surviving corporation in the merger and shall continue its corporate existence under the laws of the State of Delaware and the separate corporate existence of SITI-II shall cease.


2. Following the filing of the Certificate of Merger as set forth above, the Merger shall have the effects set forth herein and in the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, and subject thereto, after such filing all the property, rights, privileges, powers and franchises of MM and Siti-II shall vest in the surviving corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of MM and Siti-II shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the surviving corporation.


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3.     Following the filing of the Certificate of Merger as set forth above, (i)
the Certificate of Incorporation of SITI-II shall become the Certificate of Incorporation of the surviving corporation until amended in accordance with the provisions thereof and applicable law, provided that following the filing of the Certificate of Merger such Certificate of Incorporation shall be amended so that the name of the surviving corporation shall be "Minutemeals.com, Inc.", (ii) the By-Laws of SITI-II shall become the By-Laws of the surviving corporation until amended in accordance with the provisions thereof and applicable law, and (iii) the directors of SITI-II immediately prior to the effective date of the Merger, as well as Joseph Langhan and Donald Moore (collectively, the "Individuals"), shall be the initial directors of the surviving corporation, and the officers of MM immediately prior to the effective date of the Merger shall be the initial officers of the surviving corporation, each to hold office in accordance with the Certificate of Incorporation and the By-Laws of the surviving corporation.


4. Following the filing of the Certificate of Merger as set forth above, by virtue of the Merger and without any action on the part of SITI-II, MM, or their respective shareholders, (i) each issued and outstanding share of common stock of MM shall be canceled, shall be deemed to be no longer outstanding, shall not be transferable on the books of the surviving corporation and shall, in the case of the Individuals, be converted automatically into and represent the right to receive 500,000 shares (250,000 in the name of each Individual) of SITI's common stock, par value $0.001 ("SITI Shares"), subject to the terms and conditions hereof and of the Investment Agreement, and (ii) the shares of common stock, par value $0.001 per share, of SITI-II issued and outstanding shall be converted into and exchangeable for, in the aggregate, 100 validly issued, fully paid and non-assessable shares of common stock, par value $0.01, of the surviving corporation, which shall constitute all of the issued and outstanding shares of the surviving corporation.

5. At the effective time of the Merger, SITI shall deliver (or deliver instructions to its transfer agent to issue and deliver) (i) 125,000 shares of SITI's common stock, par value $0.001 ("SITI Shares"), to each Individual (250,000 SITI Shares in total), and (ii) 125,000 SITI Shares in the name of each Individual (250,000 SITI Shares in total) to the Escrow Agent, to be held in escrow pursuant to the Escrow Agreement.

6. At the commencement of the Marketing Phase (as defined in the Investment Agreement), provided that SITI has not exercised its option to terminate this Agreement at the end of the Start-Up Phase pursuant to Section 6(a) of the Investment Agreement, SITI and the Individuals shall each instruct the Escrow Agent to release an additional 75,000 SITI Shares from escrow to each Individual (150,000 additional SITI Shares in total).

7. If the gross revenues of MM from the operations of the Business (as defined in the Investment Agreement) are at least 80% of the agreed budget formulated pursuant to the Investment Agreement (as such budget may be amended by mutual

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consent of SITI and at least one  Individual,  if at least one  Individual is an executive officer of MM) during the twelve-month period commencing at the end of the Marketing Phase, SITI and the Individuals shall each instruct the Escrow Agent to release 50,000 SITI Shares from escrow to each Individual (100,000 SITI Shares in total). If such test is not met, SITI and the Individuals shall each instruct the Escrow Agent to release the remaining 100,000 SITI Shares from escrow to SITI.

8. This Agreement (including any Schedules and Exhibits hereto) and the Investment Agreement contain the entire understanding of the parties with respect to the subject matter hereof. All rights and remedies of the parties under any provision of this Agreement shall be in addition to any other rights and remedies provided hereunder or under applicable law. No amendment or modification of this Agreement shall be valid or binding unless made in writing and executed by the parties. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any preceding or succeeding breach and no failure by any party to exercise any right or privilege hereunder shall be deemed a waiver of such party's rights or privileges hereunder or shall be deemed a waiver of such party's rights to exercise the same at any subsequent time or times hereunder. All consents and waivers shall be in writing. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, exclusive of conflicts of laws provisions. This Agreement shall inure to the benefit of, be binding upon and be enforceable by and against the parties and their respective administrators, heirs, legatees, devisees, distributees, personal and legal representatives, executors, successors and permitted assigns. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one Agreement.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement, or caused this Agreement to be duly executed and delivered, as of the day and year first written above.

ATTEST:                                     SPECTRUM INFORMATION
                                            TECHNOLOGIES, INC.


_________________________                   By:__________________________
                                            Name:
                                            Title:

ATTEST:                                     SITI-II, INC.


________________________                    By:__________________________
                                            Name:
                                            Title:


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ATTEST:                                     MINUTEMEALS.COM, INC.


________________________                    By:__________________________
                                            Name:
                                            Title:

WITNESS:



________________________                    _____________________________
                                            JOSEPH LANGHAN

WITNESS:


________________________                    _____________________________
                                            DONALD MOORE











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                                    Exhibit A

                              CERTIFICATE OF MERGER






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